                                                           Exhibit No. EX-99.a.2

                             CERTIFICATE OF TRUST OF
                        GENWORTH VARIABLE INSURANCE TRUST

     This Certificate of Trust of Genworth Variable Insurance Trust, a statutory trust (the "Trust"), executed by the undersigned trustee, and filed under and in accordance  with the  provisions  of the Delaware  Statutory  Trust Act (12 Del.
C.ss.3801 et seq.) (the "Act"), sets forth the following:

     FIRST:  The name of the statutory trust formed hereby is Genworth  Variable
Insurance Trust.

     SECOND:  The address of the registered  office of the Trust in the State of
Delaware is Corporation Trust Center, 1209 Orange Street,  Wilmington,  Delaware
19801.  The  name  of the  Trust's  registered  agent  at  such  address  is The
Corporation Trust Company.

     THIRD:  The Trust  formed  hereby is or will become an  investment  company
registered   under  the   Investment   Company  Act  of  1940,  as  amended  (15
U.S.C.ss.ss.80a-1 et seq.).

     FOURTH:  Pursuant  to  Section  3804 of the Act,  the  debts,  liabilities, obligations,  costs, charges, reserves and expenses incurred,  contracted for or otherwise existing with respect to a particular  series,  whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter  authorized  and existing  pursuant to said  governing  instrument, shall be enforceable  against the assets  associated  with such series only, and not against the assets of the Trust generally or any other series thereof,  and, except as otherwise  provided in the governing  instrument of the Trust, none of the debts,  liabilities,  obligations,  costs,  charges,  reserves  and expenses incurred,  contracted  for or  otherwise  existing  with  respect  to the  Trust generally or any other series thereof shall be enforceable against the assets of such series.

     FIFTH: The Trust is formed effective as of June 4, 2008.

     SIXTH: This Certificate of Trust may be signed in one or more counterparts, each of which  shall be  deemed an  original,  but all of which  together  shall constitute one and the same instrument.

     IN WITNESS  WHEREOF,  the  undersigned,  being the sole trustee of Genworth
Variable  Insurance Trust, has duly executed this Certificate of Trust as of the
4th day of June, 2008.

                                        /s/Gurinder S. Ahluwalia, Trustee
                                        Gurinder S. Ahluwalia, Trustee